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Exhibit 32

Certification of Financial Reports Pursuant to 18 USC Section 1350

        The undersigned hereby certify that the annual report on Form 10-K for the year ended December 31, 2005 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) and that information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ J. NICHOLAS BAYNE J. Nicholas Bayne President & Chief Executive Officer
/s/ MICHAEL I. WILLIAMS Michael I. Williams Vice President, Acting Chief Financial Officer, Chief Accounting Officer and Controller
Dated: March 24, 2006

        This certification is made solely for purposes of 18 USC Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

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  Exhibit 32